Exhibit 99.1

Cullinan Oncology Reports

First Quarter 2021 Financial Results

Continued advancement of broad portfolio, highlighted by initiation of Phase 2a dose expansion of Cullinan Pearl in NSCLC patients with EGFRex20ins mutations

Cash, cash equivalents and investments of $473.0 million as of March 31, 2021 post completion of Initial Public Offering in early January 2021

Updated Cullinan Pearl data to be presented during a poster session at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting

Cambridge, MA, May 14, 2021 – Cullinan Oncology, Inc. (Nasdaq: CGEM) (“Cullinan”), an oncology company seeking to drive shareholder returns by focusing on the patient, today announced its financial results for the first quarter ended March 31, 2021 and reported on recent business highlights.

“I am pleased with the progress we have made across our portfolio and our organization thus far in 2021,” stated Owen Hughes, Chief Executive Officer of Cullinan. “Our recently completed Series C financing and Initial Public Offering will support continued development and expansion of our diverse pipeline. In addition, we look forward to sharing both clinical and preclinical updates throughout the year, including a poster presentation with updated clinical data for Cullinan Pearl at ASCO in June and updated preclinical data on Cullinan Amber at the Next-Gen Cytokine Therapeutics Summit in the third quarter.”

Q1 2021 Portfolio Highlights:

•

Cullinan Pearl: Based on pre-specified efficacy and safety criteria, we initiated Phase 2a dose expansion in the 100 mg BID cohort of our ongoing Phase 1/2a trial evaluating CLN-081 in NSCLC patients with EGFR ex20ins mutations. An abstract containing data from this trial as of November 2020 was selected for a poster presentation at ASCO. The poster presentation will contain updated safety and efficacy data subsequent to the November 2020 cutoff and will be available during the conference, which takes place from June 4 - 8, 2021.

•

Cullinan MICA: Continued to advance CLN-619, a novel MICA/B-targeted antibody designed to engage innate and adaptive immune cell responses, through IND-enabling activities, including drug product manufacturing, to support an IND submission in the second quarter of 2021.

•	Cullinan Florentine: Based on FDA feedback, amended the proposed clinical trial protocol for CLN-049, a bispecific FLT3 x CD3 antibody, to support an IND resubmission in mid-2021.

•

Cullinan Amber: Expanded the preclinical data package for Cullinan Amber’s lead program, CLN-617, a fusion protein uniquely combining two potent antitumor cytokines, IL-2 and IL-12, in a single molecule with a collagen-binding domain for the treatment of solid tumors.

•	Cullinan NexGem: Continued to progress CLN-978, an internally developed half-life extended T cell engager designed to simultaneously engage CD19 and CD3, through IND-enabling development.

Q1 2021 Financial Results

•

Cash Position: Cash, cash equivalents and investments were $473.0 million as of March 31, 2021, compared to $210.2 million as of December 31, 2020. Net cash used in operating activities was $1.5 million. Net cash provided from financing activities was $264.6 million, which included net proceeds from the company’s IPO completed in January 2021.

•

R&D Expenses: Research and development expenses were $12.4 million for the quarter ended March 31, 2021, including $3.0 million of sub-licensing expense and $1.6 million of non-cash equity-based compensation expense.

•	G&A Expenses: General and administrative expenses were $5.2 million for the quarter ended March 31, 2021, including $1.9 million of non-cash equity-based compensation expense.

•	Net Income: The Company’s net income was $1.4 million for the quarter ended March 31, 2021, which included $18.9 million of revenue from the license agreement with Zai Lab (Shanghai) Co., Ltd.

About Cullinan Oncology

Cullinan Oncology is a biopharmaceutical company that strives to deliver results for our various stakeholders through disciplined capital allocation, decisive action, prudent risk taking and creative business development. We seek to drive shareholder returns by focusing on the patient. The Company’s strategy is to build a diversified pipeline of targeted and immuno-oncology therapeutic candidates that are uncorrelated across multiple dimensions, with a focus on assets that it believes have novel technology, employ differentiated mechanisms, are in a more advanced stage of development than competing candidates, or have a combination of these attributes. Learn more about Cullinan at www.cullinanoncology.com.

Forward-Looking Statements

This press release contains forward-looking statements of Cullinan Oncology, Inc. (“Cullinan,” “we” or “our”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Cullinan’s beliefs and expectations regarding our preclinical and clinical development plans, clinical trial designs, clinical and therapeutic potential, and strategy of our product candidates, including but not limited to: the timing and success of our planned preclinical and clinical development of our programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, including for CLN-081, CLN-619, CLN-049, CLN-617, and CLN-978; our intention to submit INDs for CLN-619 in the second quarter of 2021 and for CLN-617 and CLN-978 in 2022; our CLN-049 IND resubmission in mid-2021; our expectations and beliefs around the safety and activity of CLN-081 in our Phase 1/2a trial in patients with NSCLC harboring EGFRex20ins mutations that have had at least one prior treatment; our ability to evaluate strategic opportunities to accelerate development timelines; our plans to advance and complete preclinical studies for our programs; the presentation of additional data at upcoming scientific conferences in 2021; our ability to optimize the impact of our collaborations and license agreements with external parties, including but not limited to Zai Lab; our ability to continue our growth and realize the anticipated contribution of the members of our board of directors and executives to our operations and programs; and our expectations regarding our use of capital and other financial results during the remainder of 2021.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of regulatory submissions; success of our clinical trials and preclinical studies; risks related to our ability to protect and maintain our intellectual property position; risks related to manufacturing, supply, and distribution of our therapeutic candidates; risks related to the impact of COVID-19 affecting countries or regions in which we have operations or do business, including potential negative impacts on our employees, customers, supply chain and production as well as global economies and financial markets; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; and success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither Cullinan nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Cullinan Oncology, Inc.

Consolidated Balance Sheets (Unaudited)

(in thousands, except shares and per share amounts)

	December 31, 2020	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$168,198	$293,537
Prepaid expenses and other current assets	2,072	6,419
Short term investments	42,008	147,337

Total current assets	212,278	447,293
Property and equipment, net	130	115
Other assets	2,300	147
Long term investments	—	32,111

Total assets	$214,708	$479,666

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,679	$3,879
Accrued expenses and other current liabilities	4,641	6,015

Total current liabilities	14,320	9,894
Long-term liabilities:
Deferred rent	74	73

Total liabilities	14,394	9,967

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 34,900,878 and 150,000,000 shares authorized as of December 31, 2020 and March 31, 2021, respectively; 29,381,125 and 43,516,125 shares issued and outstanding as of December 31, 2020 and March 31, 2021, respectively	3	4
Additional paid-in capital	292,348	560,366
Accumulated other comprehensive loss	(2)	(60)
Accumulated deficit	(93,339)	(93,409)

Total Cullinan stockholders’ equity	199,010	466,901

Noncontrolling interests	1,304	2,798

Total stockholders’ equity	200,314	469,699

Total liabilities and stockholders’ equity	$214,708	$479,666

Cullinan Oncology, Inc.

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except shares and per share amounts)

	Three Months Ended March 31,
	2020	2021
License revenue	$—	$18,943
Operating expenses:
Research and development	4,173	12,415
General and administrative	1,368	5,156

Total operating expenses	5,541	17,571

Income/(loss) from operations	(5,541)	1,372
Other income (expense):
Interest income	378	49
Other income (expense), net	—	(2)

Net Income/(loss)	(5,163)	1,419
Net income/(loss) attributable to noncontrolling interest	(190)	1,489

Net loss attributable to common stockholders of Cullinan	$(4,973)	$(70)

Net loss per share, basic and diluted	$(0.27)	$(0.00)

Total weighted-average shares used in computing net loss per share, basic and diluted	18,747,004	41,977,336

Comprehensive income/(loss):
Net income/(loss)	$(5,163)	$1,419
Unrealized gain/(loss) on investments	30	(58)

Comprehensive income/(loss)	(5,133)	1,361
Comprehensive income/(loss) attributable to noncontrolling interest	(190)	1,489

Comprehensive income/(loss) attributable to Cullinan	$(4,943)	$(128)

Contacts:

Investor Relations

investors@cullinanoncology.com

Jeffrey Trigilio

+1 617.410.4650

jtrigilio@cullinanoncology.com